FONAR CORPORATION

     FonarMRInews                                            The  MRI Specialist
For    Immediate   Release                                   An ISO 9001 Company

Contact:    Daniel Culver,                                   110  Marcus   Drive
Director of Communications                                   Melville, NY  11742
David Terry, VP, Secretary                                   Tel:   631/694-2929
email: invest @ fonar. com                                   Fax:   631/390-9540
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                FONAR SHOWS INCREASE IN SCANNER SALES REVENUES;
              GROSS PROFIT MARGINS ON PRODUCT SALES SHOW INCREASE
                         OVER SAME PERIOD OF PRIOR YEAR

           First Three HMCA Managed Stand-Up MRI Centers Show Combined Gross Margins of $1,423,000 for First Half of Fiscal 2004

MELVILLE, NEW YORK, February 12, 2004 - FONAR Corporation, The MRI Specialist(TM), reported a net loss of $2.6 million on revenues of $17.9 million for the second quarter of fiscal 2004 as compared to a net loss of $2.9 million ($2.8 million from continuing operations) on revenues of $16.0 million for the second quarter of fiscal 2003. This represented a decline in our net loss of 10% (6.2% from continuing operations) and an improvement of 12.1% in our revenues.

We reported a net loss of $6.5 million on revenues of $31.2 million for the six-month period ended December 31, 2003, as compared to a net loss of $5.6 million ($5.4 million from continuing operations) on revenues of $29.2 million for the six-month period ended December 31, 2002.

Most significantly, equipment sales from unrelated parties increased by 45% to $8.6 million for the second quarter of fiscal 2004 as compared to $5.9 million for the second quarter of fiscal 2003. Sales revenues from related parties, however, declined by 31% to $1.9 million for the second quarter of fiscal 2004 as compared to $2.8 million for the second quarter of fiscal 2003. Overall, for the second quarter of fiscal 2004, revenues for the medical equipment segment increased by 17.9% to $12.0 million from $10.2 million for the second quarter of fiscal 2003. The revenues generated by HMCA, also increased, by 2% to $5.9 million for the second quarter of fiscal 2004 as compared to $5.8 million for the second quarter of fiscal 2003.

For the six-month period ended December 31, 2003, as compared to the six-month period ended December 31, 2002, revenues from MRI product sales increased 13% ($16.6 million as compared to $14.7 million). Overall, revenues for the medical equipment segment increased by 11.8% to $19.4 million for the first six-months of fiscal 2004 as compared to $17.3 million for the first six-months of fiscal 2003. HMCA's revenues decreased, however by 1% to $11.8 million for the first six-months of fiscal 2004 from $11.9 million for the first six-months of fiscal 2003.

Our gross profit margins on product sales increased to 37.8% for the second quarter of fiscal 2004, as compared to 33.7% for the second quarter of fiscal 2003 and to 39.4% for the first six-months of fiscal 2004, as compared to 35% for the first six- months of fiscal 2003.

Dr. Damadian stated, "As in the first quarter of fiscal 2004, the continuing increases in sales to unrelated parties and increases in gross profit margins reflects the expanding acceptance of FONAR's Upright imaging technology. The growth of FONAR's installed base of Stand-Up MRI scanners demonstrates to the medical community that these scanners are detecting and visualizing pathology that cannot be seen any other way. Unrelated party sales were $3.4 million in fiscal 2001, $5.4 million in fiscal 2002 and $17.7 million in fiscal 2003.
Unrelated party sales for the first half of fiscal 2004 are already $13.5 million. It seems to us it is only a matter of time before the continuing growth in unrelated party sales and consistent gross margins turns into profitability."

HMCA, which provides physician and diagnostic management services, experienced operating income of $70,000 for the second quarter of fiscal 2004 compared to an operating loss of $547,000 for the second quarter of fiscal 2003. For the first six-months of fiscal 2004, HMCA's operating income was $28,000 as compared to an operating loss of $497,000 for the first six-months of fiscal 2003.

HMCA continues to pursue its business plan to replace older MRI equipment in selected HMCA-managed sites with the Stand-Up MRIs, close non-profitable medical offices, close non-profitable MRI facilities that are not good candidates for the Stand-Up MRI upgrades, and open Stand-Up MRI scanning centers in entirely new locations.

Dr. Damadian said, "We're pleased at the results of our efforts. All three of HMCA's Stand-Up MRI upgrades are working well. The Islandia facility, HMCA's first Stand-Up MRI upgrade (installed in January 2002), continues to do well, reporting a gross margin of $723,000 for the first half of fiscal 2004. Our Bensonhurst facility, which opened in January 2003, reported a gross margin of $661,000 for the first half of fiscal 2004; our Staten Island facility, which experienced some unexpected start-up difficulties, is nevertheless showing a gross margin of $39,000 for the same period. In addition, we expect to be completing the installation of a fourth Stand-Up(TM) MRI scanner in March, 2004 in Boca Raton.

In the aggregate, cash, cash equivalents and marketable securities increased by 10.8% from $15.2 million at June 30, 2003 to $16.8 million at December 31, 2003.


                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                FOR THE THREE MONTHS ENDED
                                                       DECEMBER 31,
                                                    2003           2002
                                                ------------   ------------
      Revenues                                  $17,889,000    $15,955,000
      Net Loss From                             ============   ============
        Continuing Operations                   $(2,630,000)   $(2,805,000)
      Net Loss -
        Discontinued Operations                        -         $(116,000)
                                                ------------   ------------
      Net Loss                                  $(2,630,000)   $(2,921,000)
                                                ============   ============
      Basic & Diluted Net Loss per Share -
        Continuing Operations                        $(0.03)       $(0.04)
      Basic & Diluted Net Loss per Share -
        Discontinued Operations                         -             -
                                                ------------   ------------
      Basic & Diluted Net Loss per Share             $(0.03)       $(0.04)
                                                ============   ============

                                                FOR THE SIX MONTHS ENDED
                                                       DECEMBER 31,
                                                    2003           2002
                                                ------------   ------------
      Revenues                                  $31,191,000    $29,231,000
      Net Loss From                             ============   ============
        Continuing Operations                   $(6,472,000)   $(5,398,000)
      Net Gain (Loss) -
        Discontinued Operations                        -         $(225,000)
                                                ------------   ------------
      Net Loss                                  $(6,472,000)   $(5,627,000)
                                                ============   ============
      Basic & Diluted Net Loss per Share -
        Continuing Operations                        $(0.07)        $(0.08)
      Basic & Diluted Net Loss per Share -
        Discontinued Operations                         -             -
                                                ------------   ------------
      Basic & Diluted Net Loss per Share             $(0.07)       $(0.08)
                                                ============   ============
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             MRI Specialist, Stand-Up, Upright, Position, PMRI and
        The Proof is in the Picture are trademarks of FONAR Corporation.

              Be sure to visit FONAR's Web site for Company product
                            and investor information:
                                  www.fonar.com

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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